================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 9, 2006

                        NOBEL LEARNING COMMUNITIES, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                       1-10031                 22-2465204
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)

      1615 West Chester Pike, West Chester, PA                     19382
      (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (484) 947-2000


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

        On August 9, 2006, the Registrant accepted the notice of resignation of Joseph Harch, effective August 9, 2006, as a member of the Board of Directors of the Registrant. Mr. Harch's current term would have expired in 2008. Mr. Harch's decision to resign was not due to any disagreement with the Registrant.

        Also on August 9, 2006, the Registrant's Board of Directors elected David Beale as a member of the Board of Directors to fill the vacancy created by Mr. Harch's resignation. The Board of Directors of the Registrant has not determined which Board committees Mr. Beale will be appointed to serve on.

ITEM 7.01. REGULATION FD DISCLOSURE

        On August 11, 2006 the Registrant issued a press release announcing the resignation of Joseph Harch and the election of David Beale. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

Number    Description of Document
------    -----------------------------------
99.1      Press Release dated August 11, 2006

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                Nobel Learning Communities, Inc.
                                                (Registrant)


August 11, 2006                                 By:     /s/ George H. Bernstein
                                                        ------------------------
                                                Name:   George H. Bernstein
                                                Title:  President and
                                                        Chief Executive Officer